UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2016

NEOTHETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9171 Towne Centre Drive, Suite 270, San Diego, CA 92122

(Address of principal executive offices, with zip code)

(858) 750-1008

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

As reported in Item 7.01, attached as Exhibit 99.1 to this Current Report on Form 8-K is a press release issued by the Company regarding George W. Mahaffey’s departure. The press release includes certain preliminary information about the Company’s cash and cash equivalents as of December 31, 2015 (unaudited).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

On February 16, 2016, Mr. Mahaffey, the President and Chief Executive Officer of Neothetics, Inc. (the “Company”), tendered his resignation as President and Chief Executive Officer and as Chairman of the Board of Directors of the Company (the “Board”), effective immediately.  In connection with Mr. Mahaffey’s resignation, the Company and Mr. Mahaffey entered into a separation agreement (the “Separation Agreement”), setting forth the terms and conditions of Mr. Mahaffey’s separation from service with the Company.  Mr. Mahaffey’s employment will continue through March 17, 2016 (the “Effective Date”).  The board has formed a committee to oversee day to day operations until a replacement is found.

The Separation Agreement provides that Mr. Mahaffey will release the Company and certain other parties from all claims, causes of action and demands arising on or prior to the Effective Date. In addition, Mr. Mahaffey will be entitled to the following payments in accordance with his respective Separation Agreements:

•

A cash payment equal to twelve (12) months of Executive’s base salary payable in installments in accordance with the Company’s normal payroll schedule and payroll practices, less applicable tax withholdings.

•	Reimbursement of COBRA premiums for up to twelve (12) months.
•

Accelerated vesting and exercisability of any time-based equity awards previously granted to Mr. Mahaffey to the extent such awards would have vested had Mr. Mahaffey’s service continued through December 16, 2016.

•	All of Mr. Mahaffey’s vested stock option awards shall remain exercisable through December 16, 2016.

Mr. Mahaffey agreed in the Separation Agreement that he will abide by confidentiality and non-disparagement covenants entered into with the Company.

The description of the Separation Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement. A copy of the Separation Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2015.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a press release issued by the Company regarding Mr. Mahaffey’s departure.

The information contained in Items 2.02 and 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release, dated February 18, 2016

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOTHETICS, INC.

Date: February 18, 2016	By: /s/ Susan Knudson

Susan Knudson

Chief Financial Officer

Exhibit Index

Exhibit Number	Description
Exhibit 99.1	Press Release, dated February 18, 2016